Exhibit (a)(v) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                                                 (Amd. #7) - file stamped 4/4/96

                           LIBERTY UTILITY FUND, INC.

                             ARTICLES OF AMENDMENT


            LIBERTY UTILITY FUND, INC., a Maryland corporation having post office addresses in the City of Pittsburgh, Pennsylvania and the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST:      The Articles of Incorporation of the Corporation are
hereby amended by striking Article FIRST and inserting the following in its place:

              "FIRST:  The name of the Corporation is Federated Utility Fund,
              Inc."

            SECOND:     The Board of Directors, in accordance with the
authority granted under subparagraph (b)(i) of paragraph FOURTH of the Corporation's Articles of Restatement, dated April 30, 1993, hereby redesignates the classes of authorized shares of common stock of the Corporation as follows:

               Federated Utility Fund, Inc.  Class A Shares
               Federated Utility Fund, Inc.  Class B Shares
               Federated Utility Fund, Inc.  Class C Shares
               Federated Utility Fund, Inc.  Class F Shares

            THIRD:      The foregoing amendments to the charter of the
Corporation were approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

            FOURTH:     These Articles of Amendment will become effective
immediately upon filing with the State Department of Assessments and Taxation of Maryland.

            IN WITNESS WHEREOF, Liberty Utility Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers and attested by its Secretary or one of its Assistant Secretaries on February 29, 1996.


      The undersigned, John W. McGonigle, Executive Vice President and Secretary of the Corporation, hereby acknowledges in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval of hereof are true in all material respects, and that this statement is made under the penalties of perjury.


ATTEST:                                   LIBERTY UTILITY FUND,   INC.



/s/ Charles H. Field                      By:  /s/ John W. McGonigle
------------------------                       -------------------------------
Charles H. Field                                John W. McGonigle
Assistant Secretary                             Executive Vice President
                                                and Secretary